UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/06/2011

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14206

Texas	74-0607870
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas 79901
(Address of principal executive offices, including zip code)

(915) 543-5711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Principal Operating Officer.

Effective May 6, 2011, Hector R. Puente was promoted to the position of Senior Vice President of Operations of El Paso Electric Company. Mr. Puente, age 54, has over 30 years of experience with the Company. He has served as the Company's Vice President-Transmission and Distribution since May 2006 and as its Vice President-Distribution from February 2006 to May 2006. He also served as the Company's Vice President-Power Generation from April 2001 to February 2006. Prior to that, Mr. Puente served in other executive, management and engineering positions at the Company.

Mr. Puente will continue to participate in the Company's annual cash bonus and long-term incentive programs. Such programs are described in the Company's most recent proxy statement. The Company has entered into its standard change of control agreement with Mr. Puente in the form previously filed by the Company. As further described in the Company's most recent proxy statement, this standard change of control agreement provides severance benefits (based on a three times multiple for Mr. Puente) in connection with involuntary terminations or resignations for good reason following a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Date: May 09, 2011	By:	/s/ MARY E. KIPP
Name: Mary E. Kipp
Title: Senior Vice President, General Counsel And Chief Compliance Officer